LEASE AGREEMENT

THE STATE OF TEXAS §
COUNTY OF HARRIS

THIS LEASE AGREEMENT made the 16, day of July, 2007 between Westfalia, a Texas Limited Partnership, herein called “Landlord” and South Sea Energy Corporation, a Canadian Corporation. herein called "Tenant."

WITNESSETH

ARTICLE I PREMISES

Landlord LEASES, DEMISES and LETS to Tenant and Tenant leases from Landlord certain office space (the “Premises”) located at 3403 Marquart Street, Room ___ Houston, Harris County, Texas 77027 (“the Building”) Such space is located on the 1st floor of the building and is shown on the floor plan attached Exhibit "A-. This Lease is made on and subject to all of the provisions terms. covenants and conditions set out below.

This lease is conditioned on the faithful performance of all the following agreements, covenants, rules and regulations, herein set out and agreed to by Tenant.

ARTICLE II TERM OF LEASE

Basic Rent: $1267.20 total base rent consideration for a six (6) month term. Rent to he paid in monthly installments as follows:

7/03/07
7/01/07	to 7/31/07 $ 204.16

to 12/30/07 $211.20 each month

Permitted Use: General Office.
Expense Stop: Basic Costs per square foot of the Building in calendar year 2004.
Rentable Area of the Premises 128 square feet.

Security Deposit: $ 211.20

Notice Address for Landlord:
3403 Marquart
Houston, TX 77027

Notice Address for Tenant:
3403 Marquart. Room 10

Houston. TX 77027

Address of the Premises:
3403 Marquart
Houston. IA 77027

ADDENDUM

The following Addenda are attached to and make a part of this Lease for all purposes:

Exhibit A – Floor Plan showing the Leased Premises
Exhibit B – Tenant Improvements
Exhibit C – Rules and Regulations
Exhibit D – Special Provisions
Exhibit E – Parking Rules and Regulations
Exhibit F – Security Notification
Exhibit G – Guarantee of Lease

ARTICLE III SUPPLEMENTAL TERMS, COVENANTS, AND CONDITIONS

Landlord leases the Premises to Tenant and Tenant accepts and agrees to use and possess the Premises on the following Supplemental Terms, Covenants and Conditions References below to the -Basic Lease Information- are references to the information set out above. If a conflict exists between the Basic Lease Information and the provision below, the provisions below will control.

1.	Rent

Tenant will pay Landlord, without demand, setoff or deduction. a net monthly rental (the “Base Rent”) as specified in the Basic Lease Information. The Base Rent will be due in advance on the first day of each calendar month during the Term. If the Term begins on a day other than the first day of a calendar month on the or ends on a day other than the last day of a calendar month, the Base Rent for such partial month will be prorated by Landlord. The first installment of Base Rent, whether for all or only a portion of a calendar month, must be paid contemporaneously with the execution of this Lease. All amounts due under this Lease from time to time other than Base Rent shall be additional rent (whether or not so designated in the following provisions) and shall be due on demand if no time for payment is otherwise specified below. Tenant will pay all amounts due to Landlord under this Lease at the address of Landlord specified in the Basic Lease Information or elsewhere as designated from time to time in notice from Landlord to Tenant.

2.	Use of the Leased Premises

     (a) Tenant will use and occupy the Premises continuously throughout the Term for the Permitted Use specified in the Basic Lease Information and for no other purpose. Tenant must use and maintain the Premises in a clean, careful, safe and proper manner and in compliance with all applicable laws. ordinances, orders, rules and regulations of all governmental entities and regulatory agencies (collectively, "Applicable Law"). Without limiting the foregoing, Tenant will be responsible for obtaining any permits required for Tenant's use of the Premises and for determining that such use complies with Applicable Laws. Tenant will comply with all rules and regulations (the "Rules and Regulations-) adopted by Landlord from time to time for the safety and convenience of tenants and others in the Building. The present form of the Rules and Regulations are attached as Exhibit C. Tenant will not in any manner deface or injure the Building or the Land or overload the Floors of the Premises. Tenant must pay on demand for any damage occurring to the Premises during the Term, however caused by Tenant, except for damage proximately caused by the negligence or intentional misconduct of Landlord or by structural defects in the Building. Tenant must also pay on demand for any damage to any other part of the Building or the Land caused by any negligence or willful act, misuse or abuse by Tenant or any of its agents, employees, licensees, or invitees. Tenant will not use the Premises for retail, lodging or sleeping purposes, and Tenant will not do any cooking or permit any cooking odors or any other unusual or objectionable odors to emanate from the Premises. Tenant will conduct its business and occupy the Premises and will control its agents, employees, licensees and invitees in a manner that will not create a nuisance or interfere with, annoy or disturb any of the other Tenants in the Building. Tenant will not use the Premises or permit them to be used in any way that will increase the rate of fire or other insurance for the building, or its contents. Tenant will not place any sign, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, corridors, doors. walls or windows of the building (except for lettering on the door or doors to the Premises as allowed by the Rules and Regulations forming, a part of this Lease) without the prior written consent of Landlord. Tenant may use the Premises for: (i) general office and administrative use: (ii) the installation and maintenance of its telecommunications system and equipment; (iii) for any other lawful use which is allowed in the Building in which the Premises are located and which is consistent with the character of the Building. Tenant shall have access to the Building, the Premises and the parking area twenty-four hours (24) per day, seven (7) days per week, three hundred sixty five (365) days per year. Tenant's agents, servants, employees, customers. invitees, or licensees shall have access to the Building during normal business hours, which shall be Monday through Friday, from 7:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 12:00 p.m. exclusive of holidays. At the Lease Commencement Date, Landlord shall provide one (1) key to the Premises Tenant shall pay Landlord a fee for any lost or additional keys and card keys.

     (b) The Premises do not include. and Landlord reserves for its use. any and all mechanical, electrical, telephone or similar rooms; janitor closets: elevator, pipe, and other vertical shafts and ducts; flues: stairwells: any area above the acoustical ceiling: and any other areas not specifically shown on Exhibit A as being part of the Premises. But Tenant will have the non-exclusive right, subject to Paragraph 3 below, to use corridors. lobbies and other areas in the Building that Landlord provides from time to time for the common use of the tenants of the Building (collectively. the "Common Areas").

3.	Condition and Acceptance of the Leased Premises

     If for any reason the Premises are not ready for occupancy by Tenant on the date of the commencement of the Term, this Lease and the obligations of Tenant will nonetheless continue in full force and the Term will not he extended. However, if the Premises are not ready for occupancy because of an omission, delay or default on the part of Landlord, the Term of the Lease will not commence until such omission, delay or default is corrected or the Premises are otherwise substantiality ready for occupancy. Such delay in the commencement of the Term and subsequent delay in Tenant's required payment of Base Rent will constitute full settlement of all claims that Tenant might otherwise have against Landlord because of the delay in making the Premises ready for occupancy. The taking of possession of the Premises by Tenant will by conclusive evidence that: (i) Tenant accepts the Premises as suitable for the purpose for which they arc leased; (ii) Tenant accepts the Building and the Land and each and every part of appurtenance as being in a satisfactory condition.

4.	Services by Landlord

     (a) So long as Tenant has not committed an uncured event of default under this Lease. Landlord agrees to furnish for the occupied portion of the Premises. at Landlord's expense, the following services during the Term; (i) heating and air conditioning in season during normal business hours (as specified in the Rules and Regulations) at such temperatures and in such amounts Landlord shall consider to he standard: (ii) water for lavatory and toilet purposes at points of supply provided for the general use of tenants of the Building; (iii) janitor and maid service on weekdays other than holidays and such window washing and wall cleaning as may in the judgment of Landlord be reasonably required (provided, however. if Tenant's leasehold improvements are of different quality than is standard in the Building and, therefore, the cost of janitor and maid service for the Premises exceed the cost of janitor and maid service for other premises in the Building with standard leasehold improvements, then Tenant will pay the excess cost as additional rent upon receipt of a statement therefore): (iv) elevator service to an from the floor(s) on which the Premises are located during normal business hours (provided. however, that Landlord may limit the use of Building elevators for freight service to times other than normal business hours and to such times as are scheduled through the manager of the Building); and (v) electric lighting and routine maintenance for the Common Areas in the manner and to the extent Landlord deems reasonable and standard. The current charge for HVAC after normal business hours is $35 per hour.

     (b) So long as Tenant has not committed an event of default under this Lease. Landlord will furnish sufficient power to the Premises for lighting for typewriters, calculating machines and other machines (including personal computers and peripheral equipment, a water cooler, and, a microwave that draws no more than 500 watts) of similar low electrical consumption, but not for computer and/or electronic data processing equipment, special lighting in excess of lighting that is standard in the Building, or any other item of electrical equipment which, singly, consumes more than .25 kilowatts per hour at rated capacity or requires a nominal voltage of more than 120 volts single phase. If Tenant requires electricity in excess Landlord must furnish under the preceding sentence, Landlord, at Tenant's expense, of that which will make a reasonable effort to meet Tenant's needs through the then existing feeders servicing the Building. But Landlord reserves the right to require Tenant to procure electricity, for such excess requirements at Tenant's expense by arrangement with local utility companies approved by Landlord. Landlord, not Tenant, will install any supplemental risers or wiring to meet Tenant's excess electrical requirements. However, such installation is not necessary or will cause permanent damage or injury to the Building or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants, then Landlord will not be required to install the supplemental risers or wiring. Landlord will not be responsible or liable to Tenant for any failure or defect in the supply or character of electricity furnished the Premises or the Building because of any requirement, act or omission of the electric utility' company serving the Building. All installations of electrical fixtures, appliances and equipment in the Premises are subject to Landlord's prior written approval. Landlord agrees to provide carpet cleaning/shampoo of Leased Premises one time annually at Landlord's expense.

     (c) The services described in subparagraphs (a) and (h) above ("Building Services") may be curtailed or interrupted as required by any Applicable Laws or because of the maintenance, repair, replacement or improvement of the equipment involved in furnishing such services or because of changes of the suppliers of services or because of labor controversies. Accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord. Notwithstanding anything to the contrary in this Lease, any curtailment or interruption of Building Services covered by the preceding sentence will not be construed as an eviction (actual or constructive) of Tenant, nor cause any abatement of the rent payable under this Lease, nor relieve Tenant from any of its obligations under this Lease, and Landlord will not be liable for injury to persons or property. or be in default under this Lease, as a result of such curtailment or interruption. However, Landlord agrees to attempt in good faith to resume any curtailed or interrupted Building Services after receipt of notice from Tenant advising Landlord of the affected services.

     (d) Landlord and 'landlord's Mortgagee" (as defined in Paragraph 26 below) will have 90 days to cure any failure to provide Building Service that amounts to a constructive eviction of Tenant under applicable law (a "Serious Interruption") after receiving notice of the Serious Interruption and of Tenant's intention to terminate this Lease because of the Serious Interruption if it is not cured. If a Serious Interruption occurs and is not cured within the 90 days allowed, the Tenant shall, as its sole remedy, have the right to terminate the Lease. Any failure or defect in Landlord's herein above described services shall not be construed as an eviction of tenant nor entitle Tenant to any reductions. abatement. offset. or refund of Rent or to any damages from Landlord. Landlord shall not be in breach or default under this Lease, provided Landlord uses reasonable diligence to restore any such failure or defect after Landlord receives written notice thereof. Notwithstanding anything in Article 111 of the Lease Agreement to the contrary, if there is an interruption or shortage in any essential service to substantially all the Leased Premises (the essential services being defined as air conditioning services and heating services, electrical services or elevator service) and (i) such interruption is not the result of the negligence or willful misconduct of Tenant, its agents or employees. (ii) restoration of such essential services is within the reasonable control of Landlord. and (iii) such interruption continues for a period of five (5) consecutive business days. Tenant shall be entitled to an abatement of rent (commensurate with that portion of the Leased Premises to which Landlord's services have been interrupted calculated on a per square foot basis) tior the period commencing with the expiration of such fifth (5`h) business day until such services are restored, but only to the extent that such interruption interferes with the normal use of the Leased Premises by the Tenant in the ordinary course of the business and Tenant does not actually use such portion of the Leased Premises in the ordinary course of business. If an interruption or shortage of essential services of the nature described in (i) and (ii) above continues for a period of ninety (90) consecutive days after Landlord receives notice from Tenant of such interruption or shortage, then Tenant shall have the right to terminate this Lease upon written notice thereof to Landlord.

     (e) Under no circumstances will Landlord be liable for any indirect or consequential damages caused by the curtailment or interruption of Building Services except for Landlord's negligence causing any such curtailing or interruption.

5.	Landlord's Repairs

     Landlord will keep the roof, foundation, exterior walls. exterior windows and exterior doors of the Building, in good condition during the Term. Landlord will also make any repairs to the Premises required because of Landlord's negligence or willful misconduct or because of structural defects in the Building. For the purpose of this Lease. repairs required because of movement of the soil under or around the Building as a result of changes in moisture saturation shall be deemed not be caused by "structural defects". Landlord's obligations under this Paragraph are expressly subject to the other provisions of this Lease.

6.	Repair of the Leased Premises

     Tenant. at Tenant's expense and under Landlord's supervision. will keep the Premises in good and tenantable condition and will promptly make all necessary non structural repairs to the Premises; provided, however. Tenant will not have to make any repairs that are required because of the negligence or intentional misconduct of Landlord. or because of structural defects in the Building. If Tenant fails to make repairs required of it within 30 days after Landlord directs Tenant to make such repairs, Landlord shall be entitled. without notice to Tenant, to make the repairs and charge Tenant for the cost of making them.

7.	Alterations and Additions

     Tenant will not make or permit the making of any alterations. improvements or additions in or to the Premises without first obtaining the written consent of Landlord. All alterations, additions and improvements made to or fixtures placed in the Premises (other than movable office furniture and equipment not attached to the Building) will be deemed a part of the Building and the property of Landlord when placed in the Premises. Landlord may insist that Tenant's proposed alterations, improvements and additions be made or built by Landlord or Landlord's contractor at Tenant's expense.

8.	Mechanics Liens

     Tenant will not permit the placing of any mechanic's liens against the Premises. the Building. the Parking Garage or the Land caused by or resulting from any work performed. materials furnished or obligation incurred by or at the request of Tenant. Nothing in this lease or in any other agreement between Landlord and Tenant constitutes the consent or request of Landlord. express or implied, to any contractor, subcontractor, laborer or material-man for the performance of any labor or the furnishing of any materials for any specific improvements.

alteration or repair to the Building or the Land. Nor does anything herein concerning the Premises give Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against the interest of Landlord in the Building, Parking Garage or the Land. If any lien is filed against the interest of Landlord in the Building, Parking Garage or the Land or against the interest of Tenant in the Premises because of work performed, materials supplied or any obligation incurred by or at the request of (or alleged request of) Tenant. then Tenant will cause the same to he discharged of record within 20 days after filing. If Tenant fails to discharge the lien within such period, then, in addition to any other right or remedy of Landlord. Landlord may, but will not he obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge by deposit in court or bonding. Any amount paid by Landlord to discharge the lien, and all reasonable legal and other expenses of Landlord. including reasonable attorney's fees, in defending any such action or in procuring the discharge of the lien will be repaid by Tenant on demand.

9.	Insurance, Indemnity and Exculpation

     (a) Tenant will procure and maintain throughout the Term and any extensions or renewals of the Term comprehensive general liability insurance (including blanket contractual liability coverage), which shall cover any claims for bodily injury. death and/or property damage occurring in or resulting from any occurrence in the Premises. including injury. death and/or damage caused by the condition of or any defect in the Premises. The policies evidencing such insurance must be in broad form satisfactory to Landlord, must name the Landlord as an additional insured. must be issued by insurance companies acceptable to Landlord. and must afford immediate protection to the limit of not less than $250.000.00 per accident. unless a greater or lesser minimum dollar amount of coverage is specified in the Basic Lease Information. With respect to each policy evidencing such liability insurance. Tenant will obtain any available endorsements required by Landlord. Tenant will also deliver the policy or a certificate evidencing the same to Landlord prior to occupying the Premises or commencing the construction of any improvements therein, and Tenant will deliver a certificate of renewal from the applicable insurer at least ten days prior to the expiration of the policy. In addition, Tenant will obtain and deliver to Landlord a written obligation on the part of each of its insurance companies to notify Landlord at least 10 days prior to any cancellation of or material change to such insurance.

     (b) Tenant will indemnify and hold Landlord harmless from all fines. suits, costs and liability of every kind arising because of: (i) any violation or nonperformance by Tenant of any representation or covenant contained in this lease; (ii) any bodily injury, death and/or damage to property occurring in or resulting from any occurrence in the Premises during the Term; and (iii) any bodily injury, death and/or property damage that is incident to. arises out of, or is in any way caused by the acts or negligent omissions of Tenant or any of its agents. employees. contractors. licensees or invitees.

     (c) Tenant accepts responsibility for keeping all personal property and equipment in the Premises adequately insured and for maintaining adequate business interruption insurance. T enant waives for itself and its insurer all rights of Landlord, Landlord's agent, officers and employees, and the other tenants in the Building an the other tenant's agents, officers and employees for any damage or loss, whether caused by the negligence of such parties or otherwise. to the personal property and equipment in the Premises and for any theft thereof and for direct or consequential damages arising because of any interruption of Tenant's business in the Premises. Because the preceding sentence will preclude any recovery by Tenant or Tenant's insurers against Landlord and the other parties listed in the preceding sentence for damage to or theft of Tenant's property in the Premises or for any interruption of Tenant's business in the Premises, Tenant agrees immediately to notify its insurers of the Terms of this Paragraph. Landlord will not be liable to Tenant, its employees, agents, licensees, invitees or insures for bodily injury, death or property damage occasioned by the acts or omissions of any other tenant of the Building or of other tenant's agents, employees, licensees. or invitees within the Building. Further. Landlord will not be liable to Tenant for any property damage, bodily injury or inconvenience caused by the condition. maintenance, repair or alteration of the Building or Land, or the failure to provide maintenance or repairs, except to the extent caused by Landlord's negligence or willful misconduct.

10.	Casualty Damage

     (a) Tenant will give Landlord prompt written notice of any damage to the Premises. If during the Term the Building is so damaged by fire or other casualty that substantial alteration or reconstruction, is in Landlord's opinion, required (whether or not the Premises are damaged by such casualty), or if any mortgagee of Landlord should require that the insurance proceeds payable as a result of such a fire or other casualty be applied to the Payment of debt secured by a lien on the Building or Land, or if fire or other casualty results in any material uninsured damage to the Building then and in any of these events. Landlord may, at its option, terminate this Lease by notifying Tenant thereof within 60 days after Landlord is notified of the fire or other casualty. If Landlord does not elect to terminate this lease, Landlord will, within the 60 days after Landlord is notified of the fire or other casualty commence and proceed with due diligence to restore the Building shell and the leasehold improvements (but not the personal property) located on the Premises. However, Landlord will not be obligated to spend more for the restoration than the insurance proceeds and other compensation Landlord actually receives because of the fire or other casualty. Rent shall abate during any period premises are rendered un-tenantable by fire or other casualty, and the Term shall be proportionately extended for every day of abatement.

     (b) Landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting and any way from damage caused by fire or other casualty or the repair of such damage. Nor will Base Rent or other charges abate because of fire or other casualty unless Landlord terminates this Lease.

     (c) Anything in this Lese to the contrary notwithstanding. Landlord and Tenant each waive any right of recovery against the other. and the other's agents, officers, or employees, for any damage or loss to the Building or its contents resulting from fire or other casualty covered by a valid and collectible insurance policy; provided, however, such waiver shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recoverable by the waiving party (net of the costs of collection) under the policy.

11.	Eminent Domain

     (a) If the whole or substantially the of the Building. Parking Garage or the Premises is taken for any public or quasi-public use by eminent domain or should be sold in lieu of such taking, then this Lease will terminate as of the date when physical possession of the Building. Parking Garage or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises sold. Landlord (whether or not the Premises are affected) may terminate this Lease by giving notice to Tenant. in which event this lease shall terminate as of the date when the condemning authority takes physical possession of the condemned or sold portion of the Building, Parking Garage or Premises. If a substantial portion of the is so taken or sold. Tenant may terminate this Lease by giving notice to Landlord, in which event this lease shall terminate as of the date when the condemning authority takes physical possession of the condemned or sold portion of the Premises. If a substantial portion of the Building or Premises is so taken or sold, Tenant may terminate this Lease by giving notice to Landlord, in which event this Lease shall terminate as of the date when the condemning authority takes physical possession of the condemned or sold portion of the Premises. Following any such taking or sale, if this Lease is not terminated, the Base Rent payable by Tenant will be reduced in proportion to the square footage of the Premises taken (if any) and Landlord will restore the Building and the Premises to the extent feasible; provided, however, Landlord will not be required to spend more for such restoration than the net proceeds of the taking or sale available to Landlord.

     (b) All damages awarded for any taking of all or any part of the Premises by eminent domain and all proceeds from any sale in lieu of such taking will be paid to Landlord, whether designated as compensation for the diminution in value of Tenant's leasehold or for the fee of the Premises. However, Landlord will not be entitled to any separate award made to Tenant for loss or damage to Tenant's removable personal property. Nor will Landlord be entitled to any award made to Tenant because of the interruption of Tenant's business, unless the award is combined with or reduces an award for the diminution in value of Tenant's leasehold.

12.	Surrender Upon Termination

     (a) Upon the expiration or termination to this lease. whether caused by lapse of time or otherwise, Tenant will immediately surrender possession of the Premises to Landlord in good condition, reasonable wear and tear excepted, Tenant will also deliver to Landlord all keys to Premises. If possession is not immediately surrendered. Landlord may enter and take control of the Premises and remove Tenant and any other person who may be occupying them, without incurring any liability.

     (b) All alterations, additions or improvements made to the Premises by or on behalf of Tenant will remain on the Premises without compensation to Tenant. However. Landlord may notify Tenant to remove all alterations, additions or improvements made by Tenant during the Term and to repair any damage caused to the Premises by such removal. If so notified, Tenant agrees to comply within the later of 10 days following the date of such notice or the date upon which this Lease expires or is terminated, whichever is later.

     (c) Tenant may remove any furniture and any other equipment installed by it upon the termination of this Lease. Such removal must be accomplished in a good and workmanlike manner as not to damage the Premises or the Building. All furniture and equipment not promptly removed when this Lease is terminated will be presumed abandoned by Tenant and Landlord may, at its option, take possession of such property and either declare it to be abandoned by notifying Tenant thereof. or remove it and store it or dispose of it at Tenant's expense.

13.	Holding Over

     If Tenant continues to hold the premises after the expiration or other termination of this Lease without written consent of Landlord, Tenant must, throughout the entire holdover period: (i) pay Base Rent for each calendar month or partial calendar month equal to 150% of the highest Base Rent that became due for any calendar month during the Term, and (ii) continue to perform every other obligation required of Tenant hereunder. Nonetheless, holding over by Tenant after the expiration or other termination of the Term will not be construed to extend the Term. Tenant agrees to indemnify Landlord against all claims for damages resulting from any delay by Landlord in delivering possession of the Premises to another Tenant or prospective Tenant caused by Tenant's holding over. Any holding over with the written consent of Landlord will convert this Lease to a lease from month-to-month, subject to all the terms and conditions contained herein.

14.	Assignment and Subletting

     (a) Tenant acknowledges that. without the prior written consent of Landlord. Tenant does not have the right or power under this Lease to assign or transfer this Lease or any estate or interest hereunder without the expressed written consent of the Landlord, which consent shall not be unreasonably withheld. conditioned or delayed in any manner. Further, Tenant will not. without the prior written consent of Landlord: (i) permit any assignment of this Lease or any estate or interest hereunder, voluntarily or by operation of law: (ii) sublet the Premises or any part thereof; (iii) grant any license, concession or other right of occupancy of any portion of the Premises; or (iv) permit the Premises to be possessed by any parties other than Tenant and its employees. Consent by Landlord to one or more assignments or subletting will not operate as a waiver of Landlord's rights as to any subsequent assignments and subletting. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at ail times remain fully liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations hereunder. If an event of default should occur when this Lease is assigned or any part of the Premises are sublet. Landlord, in addition to any other remedies provided in this Lease or available at law, may at its option collect directly from any assignee or subtenant all rents becoming due to Tenant and apply them against any sums due from Tenant. Tenant hereby authorizes and directs any assignee or subtenant to make such payments of rent directly to Landlord upon receipt of notice from Landlord. No collection by Landlord from any assignee or subtenant will constitute a release of Tenant or any guarantor of Tenant's obligations from the further performance of Tenant's obligations. nor will Landlord's receipt of rent from any assignee, subtenant, or occupant of the Premises constitute a waiver of

Tenant's covenant against assignment and subletting.

     (b) With any request for Landlord's consent to an assignment of this Lease or subletting of any part of the Premises, Tenant will submit, in writing. the name of the proposed assignee or subtenant, the commencement date of such assignment or subletting and the nature and character of the business of the proposed assignee or subtenant. Landlord will have the option (to be exercised by notifying Tenant within 30 days from the submission of Tenant's written request) to cancel this Lease with respect to the portion of the Premises affected by Tenant's proposed assignment or subletting. If Landlord chooses to cancel, the cancellation will be effective as the proposed commencement date of the requested assignment or subletting and the tenancy and occupancy of the affected portion of the Premises by Tenant shall expire as if with respect to the affected portion the cancellation date was the scheduled end of the Term, If the cancellation applies to less than all of the Premises, this Lease will continue in full force with respect to the unaffected portion, but Base Rent and all additional rentals will he reduced in proportion to the reduction of the Rentable Area of the Premises.

     (c) If Landlord grants any request of Tenant to assign this lease or sublet any part of the Premises, such assignment or subletting will be subject to all the terms and conditions of this Lease, including conditions as to use and occupancy of the Premises. All cash or other proceeds of any such assignment or subletting shall be paid to Landlord even if such proceeds exceed rentals required under this Lease. Tenant assigns all rights it may have or ever acquire in any such proceeds to Landlord. This covenant and assignment shall run with the land and bind Tenant's personal representatives, successors and assigns. Any assigned or sub-lessee of Tenant will be liable to Landlord for any such proceeds not paid to Landlord as required by this subparagraph.

     (d) If Tenant is a corporation or partnership any transfer of Tenant's outstanding voting stock or of the partnership interest of Tenant with the result that a change occurs in the present management or control of Tenant will be deemed an assignment subject to this Paragraph, whether the transfer is by sale, assignment, request, inheritance, operation of law, or other disposition. Any sale of all or a substantial portion of Tenant's assets will also be deemed an assignment subject to this Paragraph. unless the assets sold are immediately replaced with the proceeds of the sale.

15.	Transfers by Landlord

     Landlord retains the right to transfer. in whole or in part. the Building under this Lease. Upon a transfer of Landlord's entire interest in the Building. Landlord will be released from ally further obligations under this lease, and Tenant agrees to look solely to the successor in interest of Landlord for performance of Landlord's obligations.

16.	Estoppel Certificates and Financial Statements

     Tenant will, at any, time and from time to time during the Term within 10 days after requested by Landlord, execute. acknowledge, and deliver a certificate in form satisfactory to Landlord certifying: (i) that Tenant is in possession of the Premises under the terms of this

Lease; (ii) that Lease is unmodified and in full force (or, if there have been modifications. that this Lease is in full force as modified and setting forth the modifications): and (iii) the dates to which the rent has been paid; (iv) that the knowledge of Tenant no default exists under this lease (or specifying all defaults of which Tenant has knowledge); and (v) other matters as may be reasonably requested by Landlord.

17.	Quiet Enjoyment

     Subject to the other provisions in this Lease and, specifically, to the condition that Tenant pay all rent when due and keep and fulfill all of the terms, covenants agreements and conditions to be performed by Tenant, Tenant will peaceably and quietly enjoy the Premises during the Term without any disturbance from Landlord or from any other person lawfully claiming by, through or under Landlord.

18.	Subordination

     This Lease is subject and subordinate to any mortgagee, deed of trust or ground lease which now or may in the future affect the Land or any interest of Landlord in the Building, and to all increases, renewals, modifications, consolidations, replacements, and extensions thereof. This Paragraph is self-operative. No further instrument is required to effect the subordination of this Lease to any such mortgagee, deed of trust or ground lease. In confirmation of the subordination, however. Tenant agrees to execute, acknowledge, and deliver promptly any certificate or instrument requested by Landlord that evidences the subordination. Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute, acknowledge and deliver any such certificate or instrument for Tenant. Tenant agrees that if the Building is sold at disclosure under any such mortgage or deed of trust or is transferred in lieu of foreclosure, or if the lessor repossesses the Building under any such ground lease. Tenant will attorn to the purchaser. transferee or lessor (as the case may be, the "Applicable Successor") upon request. Tenant will recognize such Applicable Successor as the Landlord under this Lease if the Applicable Successor elects to keep this lease in effect. This Lease and all rights of Tenant are further subject and subordinate to all other existing title matters that affect the Building or the Land, including all utility easements and agreements. However, Landlord shall request, but shall not be obligated to obtain, a non-disturbance and attornment agreement in favor of Tenant from the current mortgagee or lien-holder or any future mortgagees or lien-holders on the Building. If any such Deed of Trust, mortgage, or other security instrument is foreclosed, or the Project is sold under Deed in Lieu of Foreclosure. Tenant shall, upon request, attorn to such purchase or grantee, as the case may be. and execute instrument(s) confirming such attornment: provided however, that Tenant's attornment shall be conditioned upon the agreement by such successor to Landlord's interest not to disturb Tenant's possession hereunder during the Term so long as Tenant performs its obligations under this Lease.

19.	Certain Rights Reserved by Landlord

     Landlord has the following rights, exercisable without notice and without liability to Tenant and without causing an eviction (constructed or actual) or disturbance of Tenant's possession of the Premises and without giving rise to any claim for setoff or abatement of rent:

     (a) to change the Building's names or street address:

     (b) to install signs on the exterior and interior of the Building:

     (c) to designate and approve, prior to installation. all types of window shades. blinds, drapes. awnings, window ventilators and other similar equipment. and to control all internal lighting that may be visible from the exterior of the Building:

     (d) to enter upon the Premises at reasonable hours to inspect clean or make repairs or alterations (without implying any obligation to do so) and to show the Premises to prospective lenders or purchasers or, during the last 6 months of the Term, prospective tenants and, if the Premises are vacated, to prepare them for re-occupancy:

     (e) to retain and use in appropriate instances keys to all doors into and within the Premises (Tenant will not change or add locks without the prior written consent of Landlord):

     (f) to decorate and to make repairs. alterations. additions or improvements (whether structural or otherwise) to and about the Building and, for such purposes to enter upon the Premises, to temporarily close doors, entryways, public space and corridors in the building, to temporarily suspend Building Services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other Common Areas, all without abatement of rent or impairing Tenant's obligations so long as the Premises are reasonably accessible and fit for the use expressly permitted in this lease:

     (g) to grant to anyone the exclusive right to conduct any business or render any service in or to the Building (including the exclusive right to sell any food or beverages), provided such exclusive right does not exclude Tenant from the use expressly permitted in this Lease:

     (h) to approve the weight, size and location of safes and other heavy equipment and articles in the Premises and to require that all such items and all furniture be moved into and out of the Building and Premises at the times and in the manner directed by Landlord (movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant): and

     (i) to take any measures (without implying any obligation to do so) Landlord deems advisable for the security of the Building and its occupants. including the evacuation of the Building for drill purposes and the closing of the building after normal business hours, subject, however, to Tenant's right to admittance when the building is closed under reasonable regulations prescribed by Landlord from time to time.

20.	Default by Tenant

     The occurrence of any of the following events will be an event of default by Tenant under the Lease:

     (a) Tenant shall fail to pay Landlord any rental or other sum of money due under this Lease or under any other agreement with Landlord concerning the Premises.

     (b) Tenant shall fail to maintain any insurance that the Lease requires Tenant to maintain.

     (c) Tenant shall fail to perform or observe any term, covenant or condition of the Lease or any other agreement with Landlord concerning the Premises (other that a failure to timely pay rent or other chares or to maintain insurance) and Tenant shall not cure the failure within 30 days after notice thereof is given by Landlord, but if the failure is of a nature that it cannot he cured within such 30 day period. Tenant shall not have committed an event of default if Tenant commences the curing of the failure within such 30 day period and thereafter diligently pursues the curing of same and completes the cure within 60 days: provided, however, that if Tenant fails to perform or observe any such term. Condition, covenant or provision 2 or more times in any Lease Year, then notwithstanding that such defaults have been cured by Tenant, any further similar failure shall be deemed an event of default without notice or opportunity to cure.

     (d) Tenant or any guarantor to Tenant's obligations under this Lease shall become insolvent, or shall admit in writing its inability to pay it debts when due, shall make a transfer in fraud of its creditors, or shall make a general assignment or arrangement for the benefit of creditors, or all or substantially all of Tenant's assets or the assets of any guarantor of Tenant's obligation under this Lease or Tenant's interest in this Lease are levied on by execution or other legal process.

     (e) A petition shall be filed by Tenant or any guarantor of Tenant's obligations under this Lease to have Tenant or such guarantor adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy shall be filed by Tenant or such guarantor, or any such petitions shall be filed against Tenant or such guarantor and shall not he removed within 30 days. A receiver or trustee shall be appointed for all or substantially all the assets of Tenant or of any guarantor of Tenant's obligations under this Lease or for Tenant's interest in this lease.

     (f) Tenant shall abandon or vacate any substantial portion of the Premises or shall fail to occupy the premises within 30 days after the Term commences and the Premises are ready for occupancy.

21.	Remedies of Landlord

     (a) The various rights. election and remedies of Landlord contained in this Lease are cumulative. Upon the occurrence of any event of default by Tenant. Landlord shall have the option, without any notice to Tenant (except as expressly provided below) and with or without judicial process. to pursue one or more of the following remedies:

          (i) Landlord may terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord.

          (ii) Landlord may enter upon and take custodial possession of the premises by picking the locks if necessary, lock out or remove Tenant and any other person occupying the Premises and alter the locks and other security devices at the Premises, all without Landlord being deemed guilty of trespass or becoming liable for any resulting loss or damage and without causing a termination or forfeiture of this Lease or of the Tenant's obligation to pay rent.

          (iii) Landlord may enter the Premises and take possession of and remove any and all trade fixtures and personal property situated in the Premises. without liability for trespass or conversion. Landlord may retain control over all such property for the purpose of foreclosing the liens and security interest described in Paragraph ___ below by public or private sale. If Landlord takes possession of and removes personal property from the Premises, then prior to any disposition of the property by sales or until Tenant reclaims the property if no foreclosure by public or private sale is contemplated, Landlord may store it in a public warehouse or elsewhere at the costs of and for the account of Tenant without the resort to legal process and without becoming liable for any resulting loss or damage.

          (iv) Landlord may perform on behalf of Tenant any obligation of Tenant under this lease which Tenant has failed to perform, and the cost of the performance will be deemed additional rent and will be payable by Tenant to Landlord upon demand. Landlord's pursuit of any remedy specified in this lease will not constitute an election to pursue that remedy only. nor preclude Landlord from pursing any other remedy available at law or in equity, nor constitute a forfeiture or waiver of any rent or other amount due to Landlord as described below.

     (b) In the event Landlord enters and takes possession of the Premises without causing a termination of this Lease. Landlord will have the right to re-let the Premises for Tenant. in the name of Tenant or Landlord or otherwise, on such terms as Landlord deems advisable and Tenant hereby appoints Landlord its attorney-in-fact for such purposes, Landlord will not be required to incur any expense to re-let the Premises shall not reduce Tenant's liability for monthly rentals and other charges due under this Lease or for damages. Landlord will not be obligated to re-let for less than the then market value of the premises or to re-let the Premise when other comparable rental space in the Building is available. Without causing a termination or forfeiture of this Lease after an event of default by Tenant. Landlord may: (i) re-let the premises for a term or terms that expire at the same time as, earlier than, or subsequent to. the expiration of the Term; (ii) remodel or change the use and character of the Premises; (iii) grant rent concessions in re-letting the Premises, if necessary in Landlord's judgment, without reducing Tenant's obligation for rental specified in this Lease: and (iv) re-let all or any portion of the Premises as a part of a larger area. Subject to the next subparagraph (c). Landlord may retain the excess, if any, of the rent earned from re-letting the Premises over the rentals specified in this Lease.

     (c) After any failure by Tenant to pay rent. Landlord, may, whether or not it has chosen to re-enter and take possession of the premise, but only if Landlord has not notified Tenant of Landlord's election to terminate this Lease, collect from and require Tenant to pay an amount (a “Rental Deposit”) equal to the then present value of all Base Rent specified herein for the balance of the term. However, if Landlord has re-let the premises or re-lets thereafter without first terminating this Lease, Landlord will apply any future rentals from re-letting (but not rental representing reimbursement for Basic Costs or rental allocable to any area outside the Premises or rental allocable to the Period following the Term) in the following manner: first. to reduce any amounts then due from Tenant, including but not limited to attorneys' fees, brokerage commissions and other expense Landlord may have incurred in connection with the collection of any rent, recovery of possession, and redecoration, altering. dividing, consolidating with adjoining Premises, or otherwise preparing the Premises for re-letting: and, second, to the repayment of any Rental Deposit collected from Tenant. The balance, if any, of the future rentals from re-letting shall be retained by Landlord as compensation for re-letting the Premises. Tenant will not be entitled to any repayment of the Rental Deposit except as provided herein. but Tenant will be relieved of its obligation to make future payments of any Base Rent with respect to which it has paid a Rental Deposit to Landlord. Landlord will notify Tenant if Landlord elects to collect a Rental Deposit after an event of default by Tenant, where upon the Rental Deposit will be immediately due and payable and may be collected by Landlord by a suit to enforce payment.

     (d) No re-entry or re-letting of the Premises or any tiling or service of an unlawful retainer action or similar action will be construed as an election by Landlord to terminate or accept a forfeiture of this Lease or to accept a surrender of the Premises after an event of default by Tenant, unless a written notice of such intention is given by Landlord to Tenant; but notwithstanding any such action without such notice. Landlord may at any time thereafter elect to terminate this lease by notifying Tenant. In the event, however, Landlord terminates this lease after collecting a Rental Deposit as provided in the preceding subparagraph (c). Landlord will reimburse Tenant for the excess (if any) of, (1) that portion of the Rental Deposit collected and attributable to the Base Rent for the period following such termination, over (ii) the amount that, notwithstanding the termination. Landlord would have been entitled to recover from Tenant with respect to such period if Landlord had not collected the Rental Deposit.

     (e) Upon the termination of this lease. Landlord will be entitled to recover all unpaid rentals that has accrued through the date of termination plus the costs of performing any of Tenant's obligations (other than the payment of rent) that should have been but were not satisfied as of the date of such termination. In addition, Landlord will be entitled to recover. not as rent or a penalty but as compensation for Landlord's loss of the benefit of its bargain with Tenant, the difference between (i) an amount equal to the present value of the rental and other sums that this lease provides Tenant will pay for the remainder of the Term and for the balance of any then effective extension of the Term, and (ii) the present value of the net future rentals for such period that will be or with reasonable efforts could be collected by Landlord by re-letting the Premise.

     (f) After an event of default by Tenant. Landlord may recover from Tenant from time to time and Tenant shall pay to Landlord upon demand, whether or not Landlord has re-let the Premises or terminate this Lease, (1) such expenses as Landlord may incur in recovering possession of the Premises, terminating this lease. placing the Premise in good order and condition and altering or repairing the same for re-letting: (ii) all other costs and expenses

(including brokerage commissions and legal fees) paid or incurred by Landlord in exercising any remedy or as a result of the event of default by Tenant: and (iii) and other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result from such failure.

     (g) In the event that ally future amount owing to Landlord or offsetting an amount owing to Landlord is to be discounted to present value under this lease, the present value shall he determined by discounting at the rate of ten (10%) percent per annum.

     (h) For the purposes of any suit by Landlord brought or based on this lease, the Lease may, at Landlord's option, be construed to be a divisible contract to the end that successive actions may be maintained and successive periodic sums shall mature and become due hereunder, and the failure to include in any suit or action any sum or sums the matured shall not be bar to the maintenance of any suit or action or of the recovery of the sum or sums so omitted.

     (i) This paragraph 23 shall be enforceable to maximum extent not prohibited by applicable law. and the unenforceable of any provision in this Paragraph shall not render any other provision unenforceable. To the extent permitted by law, Tenant and Landlord agree that paragraphs (a), (b), (e), (1), and (g) of Section 93.002 of the Texas Property Code shall not apply to the lease. However, as provided in Section 93.002(d) of the Texas Property Code, Tenant will be presumed to have abandoned the Premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the Premises, is being or has been removed from the Premises and the removal is not within the normal course of Tenant's business.

22. Late Payment Charge Tenant acknowledges that late payment of Base Rent due under this lease will cause Landlord to incur costs, the exact amounts of which are difficult to ascertain. Such costs include but are to limited to. processing and account charges and late charges which may he imposed upon Landlord by the terms of any liens covering the Building. Accordingly, if Tenant fails to pay any Base Rent or additional rent specified in this Lease when it is due. Tenant agrees to pay Landlord an amount equal to five percent (5%) of the rent in arrears as a late charge. The parties agree that such late charge does not represent interest, but rather represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue rent, or prevent Landlord from exercising any of the other rights and remedies Landlord may have with respect to such default. No waiver by Landlord of any provision of this Lease will be deemed a waiver of any other provision or of any subsequent breach by Tenant. Landlord's consent to or approval of any act will not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. Landlord's acceptance of rent will not constitute a waiver of any preceding breach by Tenant of this lease, regardless of Landlord's knowledge of the preceding breach at the time Landlord accepts the rent. Any payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and additional payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and additional rental stipulated in this lease will he deemed to be on account of the earliest stipulated rental. Notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment of Base Rent, Landlord may accept such check or payment without prejudice to Landlord's right to hold the Tenant in default and recover the balance of any Base Rent or additional rental due and pursue any' other remedy provided in this Lease. Landlord's failure to take any action in regard to Tenant's default, regardless of how long, will not constitute a waiver of such default. Any waiver of Tenant's default must be in writing and signed by Landlord to be effective. Any written waiver by Landlord will constitute a waiver only in the specific circumstances described in the waver.

23.	Default by Landlord

     (a) All covenants of Tenant in this lease are independent covenants, not conditioned upon Landlord's satisfaction of its obligations hereunder. except to the extent otherwise specifically provided herein.

     (b) If Landlord defaults in the performance of any of its obligations under this Lease, it will have 30 days to cure after Tenant notifies Landlord of the default: or if the default is of a nature to require more than 30 days to remedy. Landlord will have the time reasonably necessary to cure it.

     (c) Whenever a period of time is prescribed in this Lease for action to be taken by Landlord. Landlord will not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or material, war, applicable laws or any other causes of any kind whatsoever which are beyond the control of Landlord.

     (d) Tenant agrees to serve a notice of claimed default or breach by Landlord upon the lender holding a first mortgage or deed of trust against the Premises (herein called “Landlord's Mortgagee”) if Tenant has been made aware of the name and address of such lender. Notwithstanding anything to the contrary contained herein. Tenant will not exercise any right to terminate this Lease because of a default by Landlord before allowing such lender the same period following such notice to cure the default or breach as is allowed landlord. But this subparagraph (d) will not be interpreted as creating or broadening any right of Tenant to terminate this lease because of a default by landlord.

     (e) The liability of Landlord to Tenant for any default by Landlord under the terms of this lease is limited to the interest of Landlord in the Building and the Land, and Tenant agrees to look solely to Landlord's interest in the Building and the Land for the recovery of any judgment from Landlord. it being intended that Landlord not be personally liable for any judgment or deficiency.

24.	Attorneys Fees

     In the event either party defaults in the performance of any of the terms. agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Lease Premises, in the hands of an attorney who tiles suit upon the same, and should such non-defaulting party prevail in the suit. the defaulting party agrees to pay the other party's reasonable attorney fees and court costs.

25.	Landlord's Lien

     To secure the payment of all rental and other sums of money due and to become due from Tenant under this lease and the faithful performance of this Lease by Tenant. Tenant grants to Landlord an express first contractual lien upon and security interest in all property (including fixtures, equipment and chattels) which may he placed on the Premises by Tenant and all proceeds of any insurance which may accrue to Tenant by reason of the destruction of or damage to any such property. Such property shall not be removed from the Premises without the written consent of Landlord until all arrearages in rent and other sums of money then due to Landlord by Tenant have been paid. Tenant waives all exemption laws in favor of such lien and security interest. The lien and security interest created by this Paragraph are in addition to. not in lieu of. Landlord's statutory lien. Upon the occurrence of an event of default by Tenant, the lien and security interest created by this paragraph may be foreclosed with or without court proceedings by public or private sale., provided Landlord has given Tenant at least 15 days notice of the time and place of the sale, and Landlord shall have the right to become the purchaser, upon being the highest bidder at the sale. Upon request by Landlord, Tenant will execute and deliver to Landlord Uniform Commercial Code Financing Statements in sufficient form so that when properly filed, the security interest hereby granted will be perfected. Tenant will also execute and deliver to Landlord upon request Uniform Commercial Code Financing Statements change instruments in sufficient form to reflect any property amendment or modification in or extension of the security interest hereby granted. Landlord shall, in addition to all of the remedies specified in this Paragraph. also have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the state in which the premises are located. Notwithstanding anything herein to the contrary. Landlord agrees it shall have no lien, security interest or right whatsoever with respect to any of Tenant's records. files or work-papers or to any of Tenant's clients records. work-papers on files or to any files cabinets or containers in which such materials are kept. The aforesaid liens shall be automatically subordinate to any bona fide purchase money security interest held by a third party vendor or lender in the ordinary course of Tenant's business and to any lessor's security interest in the ordinary course of Tenant's business and, further, upon written request of Tenant. provided that Tenant is not in default hereunder. Landlord agrees to subordinate its contractual lien and statutory Landlord lien to the lien of any other third party vendor, lessor or lender and in connection therewith agrees to execute such instrument to evidence such subordination as may be reasonable requested by such third party vender, lessor or lender, subject to the approval by Landlord of the form thereof which approval shall not be unreasonably withheld or delayed.

26.	Security Deposit

     Contemporaneously with the execution of this Lease, Tenant will deposit a security deposit (the "Security Deposit") with landlord in the amount shown in the Basic Lease Information as security for the performance of Tenants covenants and obligations. The Security Deposit will not bear interest and will not be considered an advance payment of rental or a measure of Landlord's damages in case of a default by Tenant. If Tenant defaults in the performance of any of its covenants and obligations under this lease, including but not limited to its obligations to pay all rent. Landlord may, from time to time, without prejudice to any other remedy. apply the Security Deposit to the extent necessary to any arrearages in rent or to any other past due sum owing by Tenant or to any damage. injury, expense or liability caused to Landlord by such default, whether such damages accrue before or after termination of this Lease. Following any such application of the Security Deposit, Tenant must pay Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Any remaining balance of the Security Deposit will be returned to Tenant after the termination of this Lease and after delivery of possession of the Premises to Landlord, if Tenant is not then in whether actually received or not. upon first default under this lease if Landlord assigns its' interest in the Premises during the Term, Landlord may assign the Security Deposit to the assignee and thereafter Landlord will have no liability for the return of the Security Deposit, it being agreed that Tenant will look solely to the new Landlord for the return of the Security Deposit. Regardless of any assignment of this Lease by Tenant, Landlord may return the Security Deposit to the original Tenant unless Landlord receives evidence satisfactory to it of an assignment of the right to receive the Security Deposit.

27.	Governing Law

     This Lease will be construed and enforced in accordance with the laws of the State of Texas and applicable federal law.

28.	Notices

     Any notice or document required or permitted to be delivered under this Lease must be in writing and will be deemed to be delivered attempted delivery if postmarked by the U. S. Postal Service, postage prepared, registered or certified mail, return receipt requested, or sent by courier or Express Mail where evidence of delivery is retained, addressed to the parties at their respective addresses as set out in the Basic Lease information, or at such other address as they specify by written notice delivered in accordance with this Paragraph.

29.	Joint and Several Liability

     If the definition of Tenant above includes more than one person or entity, all such persons or entities are jointly and severally liable hereunder for the obligations of Tenant.

30.	Time is of the Essence

     Time is of the essence with respect to the performance by Tenant of every provision of this Lease in which time of performance is specified.

31.	Severability

     A determination that any term of provision of this Lease. or the application thereof to any person or circumstance, is invalid or unenforceable, will not affect the remainder of his Lease or the application of such term or circumstances other than this as to which it is invalid or unenforceable.

32.	Representations

     Warranties and Covenants of Tenant. Tenant represents, warrants and covenants that it is now in a solvent condition: that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant or any guarantor or Tenant's obligation under this lease that all reports. statements and other data furnished by Tenant to Landlord in connection with this Lease are true and correct in all material respects; that the execution and delivery of this Lease by Tenant does not contravene, result in a breach of. or constitute a default under any contract or agreement to which tenant is a party or by which Tenant may be bound and does not violate or contravene any law, order, decree, rule or regulation to which Tenant is subject, and that there are no judicial or administrative actions. suits, or proceedings pending or threatened against or affecting Tenant's or any guarantor of Tenant's obligations under this Lease. If Tenant is a corporation or partnership, each of the persons executing this lease on behalf of Tenant represents and warrants that Tenant is duly organized and existing, is qualified to do business in the state in which the Premises are located. has full right and authority to enter into this Lease, that the persons signing on behalf of Tenant are authorized to do so by appropriate corporate or partnership action and that the terms, conditions and covenants in this Lease are enforceable against Tenant. If Tenant is a corporation, Tenant will deliver certified resolutions to Landlord. upon request. evidencing that the execution and delivery of this Lease has been duly authorized and properly executed. and will deliver such other evidence of existence. authority and good standing as Landlord shall require.

33.	Recordation

     Tenant agrees not to record this Lease or any memorandum of this Lease without Landlord's consent.

34.	Layout of the Land

     This Lease does not guarantee, nor does Landlord make any representation or warranty to Tenant as to the configuration of the Land. the Building, the Parking Garage or the Common Areas. However, so long as Tenant has not committed an event of default, the configuration of the Building will not be modified in a manner that would deny Tenant access to the Premises during the Term.

35.	Successors and Assigns

     The conditions, covenants and agreements contained in this Lease will be binding upon and, subject to the provisions as to assignment and subletting, inure to the benefit of the parties, their respective heirs, executors, administrators, successors and assigns.

36.	Parking

37.	Paragraph Headings

     The paragraph headings contained in this lease are for convenience only and will in no way enlarge or limit the scope or meaning of the various and several provisions.

38.	No Merger

     There shall be no merger of this Lease or of Tenant's leasehold estate with the fee estate in the Premises by reason of the fact that the same person may acquire or hold, directly or indirectly, both all or any interest in this Lease or the Leasehold estate and all or any interest in the fee estate.

39.	Construction

     Tenant acknowledges that it has read and negotiated this lease in its entirety and is familiar with and understands all its terms and provisions. Accordingly, Tenant agrees that if a dispute arises, this Lease will not be construed in favor of either party, nor shall the authorship of this Lease be a factor in any such construction.

40.	Brokerage Fees

     Tenant shall indemnify, defend and hold Landlord harmless against any brokerage or leasing commission of finder's fee claimed by any party in connection with this Lease, except for any such claim made pursuant to a separate written agreement executed by Landlord and the party making such claim. Tenant shall have the non-exclusive use of the Building surface parking lot for its customers, invitees, and visitor's automobiles, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. During the initial Term of this Lease. Tenant shall be permitted to use three (3) unreserved vehicle parking spaces in the Building's parking areas and facilities at a charge of $0.00 per space per month, allowing the parking of three (3) automobiles by Tenant. Tenant agrees to provide and continually update the name and make. model, color and automobile license numbers of each employee vehicle parked in the Building parking areas and facilities. Tenant agrees to cooperate with any parking identification program, including compelling its employees to display a “parking sticker” in a prominent location as designated by Landlord. Landlord may make, modify, and enforce rules and regulations relating to the parking of automobiles including without limitation, rules respecting parking charges or fees applicable to all tenants of the Building, and Tenant will abide by such rules and regulations. Landlord shall have sole control over the parking of all vehicles (including but not limited to cars, trucks. recreational vehicles, trailers, bicycles and motorcycles) and shall designate parking areas and building service areas. A copy of the current parking rules and regulations is attached to this Lease as Exhibit E.

41.	Entire Agreement: Amendments

     This Lease supersedes any and all prior agreements with respect to the Premises between the parties and no oral statements, representations or prior written matter will be binding. Nothing contained in this Lease will give rise to duties or covenants on the part of the Landlord, express or implied, other than the express duties and covenants set forth herein. ANY

REPRESENTATION OF LANDLORD'S AGENTS WHICH IS NOT INCORPORATED IN THIS LEASE SHALL NOT BE BINDING UPON LANDLORD AND SHOULD BE CONSIDERED AS UNAUTHORIZED. This Lease shall not be amended or added to in any way except by written instruments executed by both parties or their respective successor in interest.

Submission of Lease THE SUBMISSION OF THIS LEASE FOR EXAMINATION DOES NOT CONSTITUTE AN OFFER TO LEASE. AND THIS LEASE BECOMES EFFECTIVE ONLY UPON EXECUTION BY TENANT AND BY AN OFFICER OF LANDLORD AUTHORIZED TO EXECUTE THE LEASE.

TENANT:	LANDLORD:

South Sea Energy Corporation	Westfalia, LP

By: Al Charuk	By: Hermann Homann
Its: President	Its: President

Tax ID Number

July 16, 2007